E-5

                                                                   Exhibit 10.11

                            ASSET PURCHASE AGREEMENT

                                 EFFECTIVE AS OF

                                February 28, 1998

                                      among

                                  CAE U.S. INC.
                                     (Buyer)

                                       and

                              NEY ULTRASONICS INC.
                                    (Seller)

                                       and

                              ANDERSEN GROUP, INC.
                                   (Andersen)

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT ("Agreement") is effective as of February 28, 1998, among CAE U.S. INC., a Delaware corporation ("Buyer"), NEY ULTRASONICS INC., a Delaware corporation ("Seller") and ANDERSEN GROUP, INC., a Connecticut corporation ("Andersen").


                                R E C I T A L S:

         The Seller desires to sell to Buyer, and Buyer desires to acquire from the Seller, all of the assets used by Seller in the operation of its business, except as specifically excluded herein (the "Business") for the consideration and on the terms and conditions set forth in this Agreement.

         Andersen is the ultimate parent company of Seller and has agreed to make certain representations and warranties contained in this Agreement and indemnify the Buyer pursuant to the terms hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and undertakings hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1.       DEFINITIONS

                  Certain capitalized terms used in this Agreement have the meanings specified in the Glossary attached hereto. Other capitalized terms are defined in the body of this Agreement.

         2.       SALE AND TRANSFER OF ASSETS

                                   2.1 ASSETS

     (a) Subject to the terms and conditions of this Agreement, at the Closing, the Seller will sell, transfer and convey all of the following assets to Buyer, and Buyer will purchase all of the following assets and business from the
Seller:
     (i)  all   inventory,   including   without   limitation,   raw  materials,
work-in-progress, finished goods and replacement parts (collectively, the "Inventory") which exists on the Closing Date (as defined below);
     (ii) all office supplies, maintenance supplies, packaging materials, spare parts and similar items of the Business (collectively, the "Office Supplies") which exist on the Closing Date (as defined below);
     (iii) all accounts, accounts receivable, notes and notes receivable relating to the Business existing on the Closing Date which are payable to the

Seller, including any security held by the Seller for the payment thereof (the accounts, accounts receivable, notes and notes receivable, including any related security therein, to be transferred to the Buyer pursuant hereto are collectively referred to herein as the "Accounts Receivable");

      (iv) all prepaid expenses of the Seller relating to the Business existing on the Closing Date other than those related to Excluded Assets (as defined below).

      (v) all rights of the Seller under the contracts, agreements, leases, licenses and other instruments relating to the Business all as set forth in Part 3.17(a) and Part 3.17(b) of the Disclosure Schedule (as defined below);

      (vi) originals or copies of all of the Seller's books, records and accounts, correspondence, production records, technical, accounting, manufacturing and procedural manuals, customer lists, employment records, studies, reports or summaries relating to any environmental conditions or consequences of any operation relating to the Business, present or former, as well as all studies, reports or summaries relating to any environmental aspect or the general condition of the Assets (as defined below), and any confidential information which has been reduced to writing relating to or arising out of the Business;

     (vii) all rights of the Seller under express or implied warranties from the suppliers of the Business;

     (viii) all of the machinery, computer and other equipment, tools, hardware, maintenance, machinery and equipment and furniture, vehicles, and personal property relating to the Business owned, leased or used by the Seller on the Closing Date unless specifically excluded herein as an Excluded Asset (as defined below), whether or not reflected as capital assets in the accounting records of the Seller relating to the Business (collectively, the "Fixed Assets");

     (ix) all of the Seller's right, title and interest in and to all Intellectual Property Assets, as defined in Section 3.22; and

     (x) except as specifically provided in Subsection 2.1(b) hereof, all other assets, properties, claims, rights and interests of the Seller relating to the Business which exist on the Closing Date, of every kind and nature and description, whether tangible or intangible, real, personal or mixed.

     (b) Notwithstanding the provisions of paragraph (a) above, the assets to be transferred to the Buyer under this Agreement shall not include those assets listed in Part 2.1(b) of the Disclosure Schedule (the "Excluded Assets").

     (c) The Inventory, Office Supplies, Accounts Receivable, Assumed Contracts, Fixed Assets, Intellectual Property Assets, Software and other properties, assets and business of the Seller relating to the Business described in paragraph (a) above, other than the Excluded Assets, shall be referred to collectively as the "Assets."

                          2.2 ASSUMPTION OF LIABILITIES

     (a) On and after the Closing Date, the Buyer shall be responsible for and hereby assumes and agrees to perform, pay and discharge the following liabilities, obligations and commitments of the Seller relating to the Business (the "Assumed Liabilities"):

     (i) all trade accounts payable and accrued expenses of the Seller relating to the Business incurred in the ordinary course of business through the Closing Date, other than liabilities and liens for Taxes or deferred Taxes, accounts payable which are outstanding for more than three (3) months as of the Closing Date and accounts payable that are contingent or are not fixed in amount as of the Closing Date;

     (ii) all obligations of the Seller relating to the Business continuing after the Closing under the Assumed Contracts set forth in Part 3.17(a) of the Disclosure Schedule;

     (iii) all other liabilities and obligations of the Seller specifically set forth in Part 2.2 of the Disclosure Schedule; and

     (iv) any liability in respect of product liability, product warranty and other claims and obligations respecting products and services as contemplated in
Section 2.3(a).

     (b) The Buyer shall not at the Closing assume or agree to perform, pay or discharge, and the Seller shall remain unconditionally liable for, all obligations, liabilities and commitments, fixed or contingent, of the Seller other than the Assumed Liabilities including, but not limited to, all pre-Closing Date obligations and liabilities of the Seller, of any nature whatsoever.

     (c) Notwithstanding any provision herein to the contrary, the Buyer shall be solely liable for the prompt and full discharge of the Assumed Liabilities and also for any liabilities arising from, or in connection with the Assets acquired by the Buyer after the consummation of the transactions contemplated hereby.

     (d) For greater certainty, and without limiting the generality of Section 2.2(b), Seller shall remain liable for and shall pay, satisfy, discharge, perform and fulfill, all other obligations and liabilities of Seller which are not Assumed Liabilities existing, accrued or accruing (whether direct or indirect, known or unknown) as at the Closing (the "Excluded Liabilities"), including, without limitation, the following obligations and liabilities:

     (i) any liability for Taxes payable, collectible or remittable by the Seller in respect of the Business and the Assets in respect of the period prior to the Closing Date, and, for greater certainty real property and other similar Taxes levied with respect to the Assets for a taxable period that includes but does not end on the Closing Date shall be apportioned between the Seller and the Buyer such that the Seller shall be liable for the amount determined by multiplying the Taxes to be apportioned by a fraction, the numerator of which is the number of days in the taxable period up to and including the Closing Date and the denominator of which is the total number of days in the period, and the Buyer shall be liable for the balance.

     (ii) any liability owing to any lender of the Seller, including without limitation, any bank overdrafts or bank indebtedness and any indebtedness or liabilities owing under any trust indenture, mortgage, promissory note, loan agreement, guaranty or other contract for the borrowing of money;

     (iii) any liability in respect of a Contract not disclosed in this Agreement;

      (iv)  any liability of Seller owing to Buyer or any Affiliate of Buyer;

       (v) any liability or obligation in respect of the causes of action and grievances described in the Disclosure Schedules;

       (vi) any liability or obligation relating to the Excluded Assets; and

      (vii) any intercompany  payables from Seller to any Affiliate of Seller.

                 2.3 PRODUCT LIABILITY AND WARRANTY OBLIGATIONS

     (a) The Buyer shall assume any and all Liability arising out of or resulting from any product liability, product warranty and other claims, liabilities and obligations arising from the products manufactured by the Seller.

     (b) The Seller shall indemnify and hold harmless the Buyer from and against any and all Liability, subject to the limitations provided in Section 2.3(c) arising out of Section 2.3(a) to the extent that such Liability relates to:

     (i) products manufactured, sold or delivered and/or services provided, by the Seller in connection with the shop order numbers identified on Part 2.3(a) of the Disclosure Schedule;

     (ii) any Recurring Defect (as defined below) existing on or before the Closing Date and contained in the Inventory comprising the Assets, whether such Liability arose before or after the Closing and whether known or unknown as of the Closing Date. Recurring Defect shall mean a specific defect in workmanship, design or component that arises in twenty-five percent (25%) or more of a particular type of product sold by the Seller.

     Notwithstanding anything contained herein to the contrary, with respect to any claim that may involve an obligation by the Seller pursuant to this Section 2.3(b), the Buyer shall provide the Seller with an opportunity to assess the claim and comment on its validity and the proposed response by the Buyer.

     (c) For purposes of calculating the indemnity provided in Section 2.3(b), all product warranty work shall be performed by Buyer at Buyer's Loaded Labor Cost plus material cost and reasonable out-of-pocket expenses, including freight costs, travel, lodging and meals. In any such case, provided such product warranty obligation was a valid and enforceable obligation or liability of the Seller and the claim in respect thereof was valid, the Seller shall reimburse the Buyer forthwith following demand by the Buyer for all costs set forth herein incurred by the Buyer in repairing or replacing products.

     (d) Notwithstanding the foregoing, nothing contained in this Section 2.3 shall affect the rights of the Buyer under Section 9 hereof in respect of any Liability suffered or incurred by it as a result of or arising out of any inaccuracy of any representation or warranty.

                  2.4      ADDITIONAL SELLER LIABILITIES

                           [RESERVED]

                  2.5      PURCHASE PRICE

     Subject to the adjustment as set forth in Section 2.10, the purchase price ("Purchase Price") for the Assets will be Two Million Nine Hundred Thousand and 00/100 Dollars ($2,900,000.00) and shall be payable as follows:

     (a) Two Million Four Hundred Thousand and 00/100 Dollars ($2,400,000.00) shall be paid in immediately available funds at the Closing; and

     (b) the remainder of the Purchase Price shall be paid into escrow pursuant to the terms of the Escrow Agreement (as hereinafter defined) and disbursed in accordance with Section 2.10 of this Agreement.

                  2.6      OTHER CONSIDERATION

     In addition to the payment of the Purchase Price, Buyer shall enter into the Technology Assignment Agreement in the form of Exhibit 2.6 attached hereto (the "Technology Assignment Agreement").

                  2.7      CLOSING

     The closing of the purchase and sale of the Assets (the "Closing") provided for in this Agreement will take place at the offices of Edwards & Angell, 750 Main Street, Hartford, Connecticut 06103 at 10:00 a.m. (local time) on March 4, 1998 or at such other time and place as the parties may agree. Subject to the provisions of Section 8.1(d), failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.7 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

                  2.8      APPORTIONMENT

     If the amounts of any common area charges under real property leases transferred to the Buyer have not been determined at the Closing Date, they shall be apportioned on the basis of such charges assessed for the preceding year, with a reapportionment upon and in the event of any new apportionment or valuation method or scheme; and if such charges which are to be apportioned shall thereafter be reduced, the amount of such reduction shall be apportioned between the Buyer and the Seller.

                  2.9      CLOSING OBLIGATIONS

     (a) At the Closing, the Seller will deliver to Buyer:

     (i) the Bill of Sale in the form of Exhibit 2.9(a)(i) (the "Bill of Sale");

     (ii) the assignments and such other certificates, documents and instruments of sale, transfer, conveyance and assignment as Buyer and its counsel may reasonably request;

     (iii)  the   Technology   Assignment   Agreement  in  form  and   substance
satisfactory to the Buyer;

     (iv) a certificate executed by the Seller and Andersen representing and warranting to Buyer that Seller's and Andersen's representations and warranties in this Agreement were accurate in all respects as of the date of this Agreement and are accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Schedules that were delivered by the Seller to Buyer prior to the Closing Date in accordance with this Agreement);

     (v) the Disclosure Schedule in form and substance satisfactory to the Buyer;

     (vi) the New Lease as set forth in Section 5.8(a);

     (vii) the Escrow Agreement in the form of Exhibit 2.9(a)(vii) (the "Escrow Agreement");

     (viii)  the  Trademark   Assignment   Agreement  in  the  form  of  Exhibit
2.9(a)(viii) (the "Trademark Assignment Agreement"); and

     (ix) the Agreement and Use of Name and Logo, in the form of Exhibit 2.9(a)(ix).

     (b) At the Closing, Buyer will deliver to the Seller:

      (i) the Purchase Price in accordance with Section 2.5;

     (ii) a certificate executed by Buyer to the effect that, each of Buyer's representations and warranties in this Agreement were accurate in all respects as of the date of this Agreement and are accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Schedule that were delivered by the Buyer to Seller prior to the Closing Date in accordance with this Agreement);

     (iii)  the  Technology Assignment Agreement executed by Buyer;

      (iv)  the New Lease as set forth in Section 5.8(a) executed by the Buyer;

       (v)  the Escrow Agreement;

      (vi)  the Trademark Assignment Agreement; and

     (vii)  the Agreement and Use of Name and Logo.

                  2.10     PURCHASE PRICE ADJUSTMENT

     (a) Buyer and Seller have based the Purchase Price on the  assumption  that
(i) the Capital Employed of the Seller contained on the August 1, 1997 Balance Sheet was One Million Nine Hundred Thousand and 00/100 Dollars ($1,900,000.00) ("Estimated Capital Employed"); and (ii) the Operating Income of the Seller for the period ending Februaryy28, 1998 will be Four Hundred Sixty-Eight Thousand and 00/100 Dollars ($468,000.00) ("Estimated Operating Income"). The Purchase Price will be adjusted as follows: (i) if the Capital Employed shown on the Closing Financial Statements exceeds the Estimated Capital Employed, the Purchase Price shall be increased dollar-for-dollar by the amount of the increase; (ii) if the Capital Employed shown on the Closing Financial Statements is less than the Estimated Capital Employed, the Purchase Price shall be reduced dollar-for-dollar by the amount of the decrease; (iii) if the Operating Income on the Closing Financial Statements exceeds the Estimated Operating Income, the Purchase Price shall not be adjusted; and (iv) if the Operating Income on the Closing Financial Statements, after giving effect to the audit adjustment referred to in Section 2.11(c), is less than Four Hundred Twenty One Thousand and 00/100 Dollars ($421,000.00), the Purchase Price shall be reduced Five and 00/100 Dollars ($5.00) for every One Dollar ($1.00) of the amount of the difference between the Operating Income on the Closing Financial Statements after giving effect to such adjustments in Section 2.11(c), and the Estimated Operating Income.

     (b) Solely for purposes of calculating the adjustment to Operating Income referred to in Section 2.10(a)(iv) in connection with the preparation of the Closing Financial Statements, there shall be a post closing adjustment equal to the difference between (i) the amount of revenue, cost and income recognized by Seller in preparing the Closing Financial Statements, for the Pratt and Whitney job, and two Johnson & Johnson jobs (shop order numbers 34244 and 34905) and
(ii) the final revenue, cost and income attributable to the Pratt & Whitney job and the Johnson & Johnson jobs (shop order numbers 34244 and 34905).

     (c) The amount of the adjustment to the Purchase Price set forth in Section 2.10(a) shall be added to the sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00), if an increase is due, and subtracted from the sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00), if a reduction is due, and paid by Buyer in accordance with the time periods set forth in Section 2.11 below. If the amount of the adjustment pursuant to Section 2.10(a) exceeds Five Hundred Thousand and 00/100 Dollars ($500,000.00), and is a reduction, Seller shall pay the additional amount in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) to Buyer in accordance with the time periods set forth in
Section 2.11 below.

                  2.11     ADJUSTMENT PROCEDURE

     (a) The Seller will prepare and the Buyer's Auditors, Price Waterhouse L.L.P., will audit the Closing Financial Statements of the Seller. The Seller will deliver the Closing Financial Statements to Buyer and the Buyer's Auditor within forty-five (45) days after the Closing Date. The Buyer and the Buyer's Auditor shall have forty-five (45) days after receipt of the Closing Financial Statements from the Seller to review the Closing Financial Statements and deliver to the Buyer and the Seller the Auditor's Report stating that the Closing Financial Statements fairly present (1) the Balance Sheet and the statement of Net Assets of Seller at February 28, 1998 in conformity with Generally Accepted Accounting Principles applied on a consistent basis with the past practices of Seller and with the August 1, 1997 Balance Sheet and (2) the Operating Income of Seller for the fiscal year ended February 28, 1998 in conformity with Generally Accepted Accounting Principles applied on a consistent basis with the past practices of the Seller and with Seller's Operating Income Statement for the five (5) months ended July 31, 1997 and the March 1997 Forecast. If within ten (10) days following delivery of the Auditor's Report, either party has not given notice of its objection to the Closing Financial Statements (such notice must contain a statement of the basis of such objection), then the Capital Employed and Operating Income reflected in the Closing Financial Statements will be used in computing the adjustment amount set forth in Section 2.10(c). If either party gives such notice of objection, the Buyer and the Seller shall attempt in good faith to resolve the matter or matters in dispute. If the Buyer and the Seller, notwithstanding such good faith effort, shall have failed to resolve the matter or matters in dispute within twenty (20) business days after receipt of the written notice of dispute, then any remaining disputed matters shall be finally and conclusively determined by an independent auditing firm of recognized national standing (the "Arbiter") selected by the Buyer and the Seller, which shall be Arthur Andersen L.L.P., unless such firm shall have a conflict of interest with the Buyer or the Seller which is not waived by the appropriate party. Promptly, but not later than twenty (20) business days after its acceptance of its appointment, the Arbiter shall determine (based upon a review of work papers and other documents and information relating to the disputed issues as the Arbiter may request) only those issues in dispute and shall render a report as to the disputes, which report shall be conclusive and binding upon the parties hereto. If within twenty
(20) business days of the receipt of a written notice of dispute the parties determine that Arthur Andersen cannot serve as the Arbiter because of a conflict of interest with either the Buyer or the Seller and the parties cannot agree upon a substitute within such period, the parties shall submit the matter of the selection of the Arbiter to the American Arbitration Association ("AAA") for resolution. Any such arbitration shall take place in, and shall be in accordance with the Commercial Arbitration Rules of the AAA in Hartford, Connecticut. Each of the Buyer and the Seller shall promptly select a single arbitrator and file with the AAA a notice of appointment. The two (2) arbitrators so chosen shall select a third arbitrator who shall act as chairperson of the arbitration. If either the Buyer or the Seller should abstain from selecting an arbitrator, or should the two arbitrators selected above fail to select a third, then at the request of either party, the President of the AAA shall select an arbitrator, to fill the vacant position within ten (10) business days of such request. The arbitration panel shall thereafter select the Arbiter, and the Buyer and the Seller agree to cooperate with the arbitration panel to facilitate the speedy selection of the Arbiter. The fees and expenses of the arbitration panel shall be borne fifty percent (50%) by the Buyer and fifty percent (50%) by the Seller. In resolving any disputed item, the Arbiter may not assign a value to any particular item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party in each case, as presented to the Arbiter. The fees and disbursements of the Arbiter shall be allocated between the Buyer and the Seller based upon the percentage ratio that the sum of the net amounts subject to dispute resolved against each of the parties bears to the total of the net amounts subject to dispute. For this purpose, the "net amounts subject to dispute" shall represent the difference between the amount of such items as proposed by the Buyer and the corresponding amount of such items proposed by the Seller, in each case as submitted to the Arbiter.

     (b) On the tenth (10th) business day following the date on which the Closing Financial Statements are agreed to in accordance with Section 2.11(a), the final determination of the Purchase Price Adjustment shall be made, and paid in accordance with Section 2.10(c).

     (c) For purposes of complying with the terms set forth herein, each party shall cooperate with and promptly make available to the other party and its auditors and representatives, all information, records, data, auditors' working papers, and access to its personnel, shall permit access to its facilities and shall permit the other party and its auditors and representatives to make copies of all information, records, data and auditors' working papers, in each case as may be reasonably required in connection with the analysis of the Closing Financial Statements, the calculation of the Capital Employed and Operating Income and the resolution of any dispute(s) thereunder. Buyer acknowledges that the Percentage-of-Completion Method of Accounting shall be used in the preparation of the Closing Financial Statements in connection with shop orders related to the Pratt and Whitney job and the Johnson & Johnson jobs (shop order numbers 34244 and 34905). Seller represents that the Johnson & Johnson jobs are scheduled for substantial completion in February 1998 and actual delivery in February or March 1998 and the Pratt & Whitney job is scheduled for actual delivery in April 1998. Seller agrees that the consideration required to be paid by Buyer under the Technology Assignment Agreement shall not apply to the Pratt and Whitney job and the Johnson and Johnson jobs (shop order numbers 34244 and 34905).

         Buyer and Seller agree that any audit adjustments (excluding the adjustment pursuant to Section 2.10(b) proposed by Buyer's Auditor to the Closing Financial Statements will be included only to the extent such audit adjustments exceed Ten Thousand and 00/100 Dollars ($10,000.00) and such audit adjustments will not include any adjustments to (1) the Intellectual Property Assets, as long as the Intellectual Property Assets are accounted for consistently with the past practices of Seller (2) Taxes and (3) Environmental Laws.


         3.       REPRESENTATIONS AND WARRANTIES OF THE SELLER AND ANDERSEN

                  The Seller and Andersen, jointly and severally, represent and warrant to Buyer as follows:


                  3.1      ORGANIZATION AND GOOD STANDING

     (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. The Seller is qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction in which it is required to be so qualified, except where its failure to qualify would not have Material Adverse Effect on the Business.

     (b) Andersen is a corporation duly organized, validly existing and in good standing under the laws of Connecticut, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Andersen is qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction in which it is required to be so qualified, except where its failure to qualify would not have a Material Adverse Effect on Andersen.

     (c)  The  Seller  and  Andersen  have  delivered  to  Buyer  copies  of its
respective   Organizational   Documents,   as  currently  in  effect,  and  such
Organization Documents have not been amended, modified or terminated.

3.2               AUTHORITY; NO CONFLICT

     (a) This Agreement constitutes the legal, valid, and binding obligation of the Seller and Andersen, enforceable against the Seller and Andersen in accordance with its terms. Each of Seller and Andersen has the full corporate power and authority to execute and deliver this Agreement and the other documents contemplated to be executed and delivered at the Closing by the Seller and Andersen and to perform its respective obligations under this Agreement and such other documents.

     (b) Except as set forth in Part 3.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time):

                                    (i) contravene,  conflict with, or result in
                           a   violation   of   (A)   any   provision   of   the
                           Organizational Documents of the Seller or Andersen, or (B) any resolution adopted by the Board of Directors of Andersen or Seller or the stockholders of the Seller;

                                    (ii) contravene, conflict with, or result in
                           a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Seller or Andersen may be subject;

                                    (iii)  contravene,  conflict with, or result
                           in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any material Governmental Authorization that is held by the Seller or that otherwise relates to the Seller's Business;

                                    (iv) cause Buyer to become subject to, or to
                           become liable for the payment of any Tax (except as relates to Buyer's ownership of the Assets or conduct of the Seller's Business after the Closing);

                                    (v) cause any of the  Seller's  Assets to be
                           reassessed or revalued by any taxing authority or other Governmental Body (except as relates to Buyer's purchase or ownership of the Seller's Assets or conduct of the Seller's Business after the Closing);

                                    (vi) contravene, conflict with, or result in
                           a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Contract; or

                                    (vii) result in the  imposition  or creation
                           of any Encumbrance upon or with respect to any of the Seller's Assets.

         Except as set forth in Part 3.2 of the Disclosure Schedule, the Seller is not required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby.

                  3.3      OWNERSHIP OF SELLER

     The Stockholders set forth in Part 3.3 of the Disclosure Schedule are and will be on the Closing Date all of the record and beneficial owners and holders of all of the issued and outstanding shares of Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts that could require Seller to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or other similar agreements with respect to Seller except as disclosed in Part
3.3 of the Disclosure Schedule.

                  3.4      FINANCIAL STATEMENTS

     (a) The Seller has delivered to the Buyer (or will deliver to the Buyer in accordance with this Agreement) (i) unaudited Operating Income statements of the Seller for the fiscal years ended February 1997 and 1998 and (ii) the interim Operating Income statements of the Seller for periods within Seller's fiscal year ending February 28, 1998, including, the Seller's Operating Income statements of Seller for the five months ended July 31, 1997 dated August 1, 1997 (the "Income Statements"), copies of which are attached to Part 3.4(a) of the Disclosure Schedule. Such Income Statements fairly present in all material respects the results of operations of the Seller for the periods referred to in such Income Statements in conformity with Generally Accepted Accounting Principles applied on a basis consistent with the past practices of the Seller (except for certain inter-company allocations reflected on Part 3.4(a) of the Disclosure Schedule which are consistent with the past practices of the Seller and except for the absence of income tax expense or benefit).

     (b) The Seller has delivered to the Buyer (or will deliver to the Buyer in accordance with this Agreement) (i) Balance Sheet of Seller as of February 28, 1997 and the Balance Sheet and statement of Net Assets of Seller at February 28, 1998, and (ii) the August 1, 1997 Balance Sheet, (collectively the "Balance Sheet Information"), copies of which are attached to Part 3.4(b) of the Disclosure Schedule. The Balance Sheet Information (i) was prepared based upon the books of accounts and other financial records of the Seller, (ii) presents fairly the Balance Sheet Information of the Seller as of the date thereof in conformity with Generally Accepted Accounting Principles applied on a basis consistent with the past practices of the Seller, and (iii) as of the Closing Date, the Balance Sheet Information will include all adjustments that are necessary for a fair presentation of the such information as of the date hereof.

                  3.5      BOOKS AND RECORDS

     The books of account, minute books, stock record books and other records of the Seller or the relevant portions of such documents relating to Seller, copies of which have been made available to Buyer, are true, complete, accurate and correct in all respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

                  3.6      TITLE TO ASSETS; ENCUMBRANCES

     (a) Except as otherwise indicated in Parts 3.6 or 3.22 of the Disclosure Schedule, the Seller has good and marketable title to, or a valid leasehold interest in and has the right to convey, all the Assets owned by it, located on the Property or shown on the August 1, 1997 Balance Sheet or acquired after the date thereof, including all of the Assets reflected in the Financial Statements (except for personal property sold since the date of the Financial Statements, as the case may be, in the Ordinary Course of Business), and all of the Assets purchased or otherwise acquired by the Seller since the date of such Financial Statements (except for personal property acquired and sold since the date of such Financial Statements in the Ordinary Course of Business and consistent with past practice). All of the Assets are free and clear of all Encumbrances other than the Permitted Encumbrances. The delivery to the Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Assets in the Buyer, free of any Encumbrances, except Permitted Encumbrances.

     (b) Upon the consummation of the transactions contemplated by this Agreement, the Buyer will own, lease or have the legal right to use all the Assets (used in the conduct of the Business or otherwise owned, leased or used by the Seller) and, with respect to Assumed Contracts, will become a party to or enjoy the right to the benefits of all contracts, agreements and other arrangements relating to the conduct of the Business or otherwise retain Seller's interest in the Assets without incurring any material penalty or other materially adverse consequence, including, without limitation, any material increase in rentals, royalties, or licenses or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement. Immediately following the Closing, the Buyer shall own and possess all documents, books, records, agreement and financial data or the relevant portions of such documents of any sort used by the Seller in the conduct of the Business or otherwise.

     (c) The Assets and the Excluded Assets constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the Business.

                  3.7      REAL PROPERTY

     (a) All real property (including, without limitation, all interests in and rights to real property) and improvements located thereon which are leased by Seller and used in connection with the Seller's Business are listed on the Disclosure Schedule in Section 3.7 in response to this section (the "Real Property"). Seller does not own any Real Property.

     (b) With respect to the Real Property that is leased by Seller, which is identified on the Disclosure Schedule:

                                    (i) Seller has delivered to Buyer a true and
                           complete copy of every lease and sublease to which Seller is a tenant or subtenant (the "Leases"), and shall describe each Lease on the Disclosure Schedule by listing the name of the landlord or sublandlord, a description of the lease premises, the commencement and expiration dates of the current term, the security deposited by Seller with the landlord or sublandlord, if any, the monthly rental (including base and all additional rents), and whether Seller may assign the Lease to Buyer (if the consent of the landlord or sublandlord is required for such an assignment, that should be set forth on the Disclosure Schedule); and

                                    (ii) each Lease is, and at Closing shall be,
                           in full force and effect and has not been assigned, modified, supplemented or amended except as listed on the Disclosure Schedule in Section 3.7, and neither Seller nor the landlord or sublandlord under any Lease is in default under any of the Leases, and no circumstances or state of facts presently exists which, with the giving of notice or passage of time, or both, would permit the landlord or sublandlord under any Lease to terminate any lease.

     (c) Except as disclosed on Part 3.7(c) of the Disclosure Schedules, to the Seller's Knowledge, the water, electric, gas and sewer utility services and the septic tank and storm drainage facilities currently available to the Real Property have been properly and lawfully operated and are adequate for the present use of the Real Property by Seller in conducting the Seller's Business, are not being appropriated by Seller but rather are being supplied to Seller by utility companies or municipalities pursuant to valid and enforceable contracts, and there is no condition which will result in the termination of the present access from the Real Property to such utility services and other facilities.

     (d) Seller has not received any notices, oral or written, from any governmental body, and otherwise has no Knowledge that the assessed value of the Real Property has been determined to be greater than that upon which any tax was paid for the 1997 tax year applicable to each such tax, or from any insurance carrier of Seller of fire hazards with respect to the Real Property or any portion thereof is affected by any assessment which is or may become payable in annual installments, of which one or more is then payable or has been paid, then for the purpose of this Agreement, all the unpaid installments of any such assessment including, without limitation, those which are to become due and payable after Closing, shall be deemed to be liens on the Real Property and shall be paid or discharged at or prior to Closing.

     (e) Seller has not received any notices, oral or written, and otherwise has no Knowledge, that any governmental body having the power of eminent domain over the Real Property has commenced or intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Real Property. If between the date of this Agreement and Closing, the Real Property or any portion thereof or interest therein shall be taken or condemned as a result of the exercise of the power of eminent domain, or if a governmental body having the power of eminent domain informs Seller or the Buyer that it intends to take or condemn all or part of the Real Property then the Buyer may elect to terminate this Agreement. If the Buyer does not elect to terminate this Agreement (a) the Buyer shall have the sole right, in the name of Seller, if the Buyer so elects, to negotiate for, claim, consent and receive all damages on account thereof, (b) Seller shall be relieved of its obligation to convey to the Buyer the Real Property taken or condemned, (c) at Closing, Seller shall assign to the Buyer all of Seller's rights to all damages payable for such taking or injury of the Real Property and shall pay to the Buyer all damages theretofore paid to Seller by reason thereof, and (d) following Closing, Seller shall give the Buyer such further assurances of such rights and assignment as the Buyer may from time to time reasonably request.

                           (f) The Real  Property  and the present  uses thereof
comply with all Regulations of
all governmental bodies having jurisdiction over the Real Property, and Seller has received no notices, oral or written, from any governmental body, and otherwise has no Knowledge, that the Real Property or any improvements erected or situated thereon, or the uses conducted thereon or therein, violate any regulations of any governmental body having jurisdiction over the Real Property.

     (g) The improvements located on the Real Property are in good condition and are structurally sound, and all mechanical and other systems located therein are in good operating condition, subject to normal wear, and no condition exists requiring material repairs, alterations or corrections.

     (h) Between the date of this Agreement and Closing, Seller shall not sell, mortgage or encumber the Real Property, or do or permit any act which diminishes title to or value of the Real Property.

     (i) To the Seller's Knowledge, no work for municipal improvements has been commenced on or in connection with the Real Property or any street adjacent thereto. To the Seller's Knowledge, no assessment for public improvements has been made against the Real Property which remains unpaid. To the Seller's Knowledge, no notice from any county, township or other governmental body has been served upon the Real Property or received by Seller requiring or calling attention to the need for any work, repair, construction, alteration or installation on or in connection with the Real Property which has not been complied with.

                  3.8      CONDITION AND SUFFICIENCY OF ASSETS

     (a) Section 3.8 of the Disclosure Schedule sets forth a true, correct and complete list of all Fixed Assets, including a description and the book value thereof. The Fixed Assets of the Seller are structurally sound, are in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put, and none of such Fixed Assets are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Fixed Assets are sufficient for the continued conduct of the Seller's Business after the Closing in substantially the same manner as conducted prior to the Closing.

                  3.9      ACCOUNTS RECEIVABLE

     All Accounts Receivable of Seller that are reflected on the Seller's Closing Date Financial Statements or on the aged list of receivables that identifies as of such date had been outstanding (i) current (ii) one to fifteen
(15) days past due (iii) sixteen (16) to sixty (60) days past due, (iv) sixty-one (61) to ninety (90) days past due, and (v) over ninety (90) days past due represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any contract or arrangement with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.9 of the Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of the Closing Date.

                  3.10     INVENTORY

     All Inventory of the Seller, whether or not reflected in the Closing Financial Statements, has been maintained in the Ordinary Course of Business, consists of tangible property that is, of a good and merchantable quality, quantity and condition, usable and saleable in the Ordinary Course of Business and is valued under the job order cost system in accordance with Generally Accepted Accounting Principles consistent with past practice based upon the Ordinary Course of Business of the Seller, and is not subject to any write-down or write-off. As of the Closing Date, Seller is not under any liability or obligation to any Person with respect to the return of Inventory sold or delivered prior to Closing.

                  3.11     NO UNDISCLOSED LIABILITIES

     Except as set forth in Part 3.11 of the Disclosure Schedule, the Seller has no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Closing Financial Statements and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

                  3.12     TAXES

     (a) The Seller, Andersen or Ney has filed or caused to be filed or will file or cause to be filed (on a timely basis, giving effect to allowable extensions, since April 20, 1992) all Tax Returns that are or were required to be filed by or with respect to the Seller or the Seller's Business, pursuant to applicable Legal Requirements. The Seller has delivered to Buyer copies of all such Tax Returns filed since April 20, 1992. All Tax Returns filed by the Seller are true, correct and complete in all material respects as such and to the extent that such Tax Returns may affect the transactions contemplated by this Agreement. The Seller, Andersen or Ney has paid or will pay, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or pursuant to any assessment received by the Seller, except such Taxes, if any, as are listed in Part 3.12 of the Disclosure Schedule and are being contested in good faith and as to which adequate reserves have been provided in the Closing Financial Statements.

     (b) Except as set forth in Part 3.12(b) of the Disclosure Schedule, there are no outstanding liabilities for Taxes payable, collectible or remittable by the Seller, whether assessed or not, which may result in a material Encumbrance on or other claim against or seizure or sale of all or any part of the Assets or would otherwise adversely affect the Business or would result in the Buyer becoming liable or responsible therefor. There are no actions, suits, proceedings, or, to the knowledge of the Seller, investigations or claims pending or threatened against the Seller in respect of Taxes which may result in a material Encumbrance on or other claim against or seizure or sale of any of the Assets or liability or responsibility on the part of the Buyer for Taxes payable, collectible or remittable by the Seller nor are any material matters under discussion by Seller or its representatives with any governmental authority relating to Taxes. The Seller, Andersen or Ney has withheld from all remuneration (including taxable benefits) of employees of the Business all Taxes and other deductions required to be withheld therefrom and has remitted the same to the proper tax or other receiving authority within the time required under applicable legislation.

                  3.13     NO MATERIAL ADVERSE CHANGE

     Except as otherwise expressly permitted under this Agreement, since August 1, 1997 there has not been any Material Adverse Change in the Seller's Business, operations, properties, prospects, assets, or condition of the Seller or the Seller's Business, and no event has occurred or circumstance exists that may result in such a Material Adverse Change in the Seller or the Seller's Business.

     3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

     (a) Except as set forth in Part 3.14 of the Disclosure Schedule:

                                    (i)  The  Seller  is in  compliance  in  all
                           material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of the Seller's Business or the ownership, lease, or use of any of its Assets or any Facilities; and

                                    (ii) The Seller has not  received any notice
                           or other communication (whether oral or written) from any Governmental Body or any other Person and, to the Seller's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Seller of, or a failure on the part of the Seller to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature with respect to any Legal Requirement.

     (b) Part 3.14 of the Disclosure Schedule contains a complete and accurate list of each material Governmental Authorization that is held by the Seller or that otherwise relates to the Seller's Business. Each material Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure
Schedule is valid and in full force and effect.

                  3.15     LEGAL PROCEEDINGS

     (a) Except as set forth in Part 3.15 of the Disclosure Schedule, there is no pending Proceeding:
                                    (i) that has been  commenced  by or  against
                           the Seller or that otherwise relates to or may affect the Seller's Business or any Facilities, or concerning any other property or person, who has been affected by the Seller's Business; or

                                    (ii) that  challenges,  or that may have the
                           effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

         To the Seller's Knowledge, (1) no such Proceeding has been Threatened, and (2) Seller has no reason to believe any such Proceeding will be commenced based upon facts existing as of the Closing Date other than as set forth in Part 3.15 of the Disclosure Schedule. The Seller has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.15 of the Disclosure Schedule. The Proceedings listed in Part 3.15 of the
         Disclosure Schedule will not have a material adverse effect on the Seller's Business, Assets, operations, condition, or prospects of the Seller's Business.

                           (b)   Except  as  set  forth  in  Part  3.15  of  the
Disclosure Schedule:

     (i) The Seller is not subject to any Order that relates in any respect to the Seller's Business, any of the Assets or any Facility; and

                                    (ii) To the Seller's Knowledge,  no employee
                           or agent of Seller is subject to any Order that prohibits such agent or employee from engaging in or continuing any conduct, activity or practice relating to the Seller's Business.

                  3.16     ABSENCE OF CERTAIN CHANGES AND EVENTS

     Except as set forth in Part 3.16 of the Disclosure Schedule or as otherwise expressly permitted in this Agreement, since March 1, 1997, the Seller has conducted the Seller's Business only in the Ordinary Course of Business and there has not been any:

     (a) change in the Seller's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Seller; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Seller of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

     (b) amendment to the Organizational Documents of the Seller;

     (c) except in the Ordinary Course of Business, payment or increase by the Seller of any bonuses, salaries, or other compensation to any stockholder, director, officer, or employee or entry into any employment, severance, or similar contract with any director, officer, or employee;

     (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Seller;

     (e) damage to or destruction or loss of any asset or property of the Seller, whether or not covered by insurance, materially and adversely affecting the properties, Assets, business, financial condition, or prospects of the Seller (including, the loss or prospective loss of any material business relationships);

     (f) entry into, termination of, or receipt of notice of termination of (i) any license, exclusive contract or arrangement, joint venture, credit, or similar agreement, or (ii) any contract or transaction involving a total remaining commitment by or to the Seller (determined on an individual basis) of at least Ten Thousand and 00/100 Dollars ($10,000.00);

     (g) other than in the Ordinary Course of Business, sale, lease, or other disposition of any Asset or property of the Seller or mortgage, pledge, or imposition of any lien or other encumbrance on any material Asset or property of the Seller, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

     (h) cancellation or waiver of any claims or rights with a value (determined individually) to the Seller in excess of Ten Thousand and 00/100 Dollars ($10,000.00);

     (i) change in the accounting methods used by the Seller;

     (j) capital expenditures or commitments for capital expenditures in excess of Ten Thousand and 00/100 Dollars ($10,000.00) individually or Fifty Thousand and 00/100 Dollars ($50,000.00) in the aggregate.

     (k) loan to, guaranty of any indebtedness of or incurrence of any indebtedness on behalf of any Person;

     (l) failure to pay any creditor any amount owed to such creditor when due;

     (m) sale of Inventory other than in the Ordinary Course of the Business consistent with past practice;

     (n) material changes in the customary methods of operations of the Seller, including, without limitation, practices and policies relating to manufacturing, purchasing, Inventories, marketing, selling and pricing;

     (o) merger with, consolidation with or acquisition of any Person or acquisition of a substantial portion of the assets or business of any Person or any division or line of business thereof, or other acquisition of any material assets other than in the ordinary course of business consistent with past practice;

     (p) agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person); or

     (q) agreement, whether oral or written, by the Seller to do any of the foregoing;

                  3.17     CONTRACTS; NO DEFAULTS

     (a) Part 3.17(a) of the Disclosure Schedule contains a complete and accurate list, of each of the Contracts of the Seller which has an amount requiring payment (i) to the Seller, in the aggregate, or in any individual payment, in excess of Ten Thousand and 00/100 Dollars ($10,000.00), (ii) by the Seller in the aggregate, or in any individual payment in excess of Ten Thousand and 00/100 Dollars ($10,000.00) and (iii) all open purchase orders of Seller entered into on the form attached in Part 3.17(a) of the Disclosure Schedule (collectively (i), (ii) and (iii) and the agreements set forth on Part 3.17(b) of the Disclosure Schedule the "Assumed Contracts"). Seller has delivered or made available to Buyer, or will deliver or make available to Buyer, true and complete copies of all of the contracts referred to in 3.17(a) (i) and (ii) hereof.

     (b) Except as set forth in Part 3.17(b) of the Disclosure Schedule, the Seller has no rights under, and has not or may not become subject to any obligation or liability under, any other contract that relates in any respect to Seller's Business or the Assets.

     (c) Except as set forth in Part 3.17(c) of the Disclosure Schedule, each Assumed Contract identified or required to be identified in Part 3.17(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable in accordance with its terms.

     (d)  Except  as set  forth  in  Part  3.17(d)  of the Disclosure Schedule:

                                    (i)  the  Seller  is in  compliance  in  all
                           material respects with all applicable terms and requirements of each of the Assumed Contracts;

                                   (ii) to the  Seller's  Knowledge,  each other
                           Person that has or had any obligation or liability under any of the Assumed Contracts is in compliance in all material respects with all applicable terms and requirements of such Assumed Contract;

                                    (iii) to the  Seller's  Knowledge,  no event
                           has occurred and no circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a material violation or breach of, or give the Seller or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Assumed Contract; and

                                    (iv) the Seller has not given to or received
                           from any other Person, at any time since August 1, 1997, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Assumed Contract.

     (e) Other than in the Ordinary Course of Business, there are no pending renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Seller under current or completed contracts with any Person included in the Assumed Contracts and no such Person has made an oral or written demand for such renegotiation.

                  3.18     INSURANCE

     (a) The Seller has delivered or will deliver to Buyer on the Closing Date:

                                    (i) true and complete copies of all policies
                           of insurance to which the Seller is a party or under which the Seller is or has been covered at any time within the five (5) years preceding the date of this Agreement;

                                    (ii) true and complete copies of all pending
                           applications for policies of insurance; and

                                    (iii)  there are no  claims or loss  history
                           with respect to such policies for the five (5) years preceding the date of this Agreement.

                  With respect to each current insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) neither Seller nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof. Seller has been covered during the past ten (10) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Part 3.18 of the Disclosure Schedule describes any self-insurance arrangements affecting the Seller.

          (b)  Part   3.18(b)   of  the   Disclosure   Schedule describes:

                                    (i) any  self-insurance  arrangement  by  or
                          affecting   the  Seller  or  the  Seller's   Business,
                          including any reserves established thereunder;

                                    (ii) any contract or arrangement, other than
                           a policy of insurance, for the transfer or sharing of any risk by the Seller's Business; and

                                    (iii) all obligations of the Seller to third
                           parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                  3.19     ENVIRONMENTAL MATTERS

     Except as set  forth in Part  3.19 of the  Disclosure Schedule:

     (a) The Seller is, and at all times has been, in compliance in all material respects with all Environmental Laws and has no material liability thereunder. The Seller has obtained all Environmental Permits and is and has been in compliance with their requirements. Seller has not received any order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation, liability or failure by Seller to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Seller has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, disposed, stored, treated, transported, recycled, refined, transferred, imported, or processed by or on behalf of the Seller or any other Person for whose conduct it is or may be held responsible.

     (b) There are no pending or, to the Seller's Knowledge, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Seller has or had an interest.

     (c) Neither the Seller or, to the Seller's Knowledge, any other Person for whose conduct it is or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or, to the Seller's Knowledge with respect to any other properties and assets (whether real, personal, or mixed) in which the Seller (or any predecessor), has or had an interest.

     (d) To the Seller's Knowledge, there has been no Release or Threat of Release, of any Hazardous Materials that would constitute a material violation of or create any material liability under any Environmental Laws at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, disposed, stored, treated, transported, recycled, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Seller has or had an interest.

     (e) Attached to the Disclosure Schedule in Part are true, complete and accurate copies of all Environmental Permits, environmental reports, studies, notices, disclosures and documentation pertaining to the Facilities, including, without limitation any and all notices, reports or other documents submitted to or received from any Governmental Body or any private citizen acting in the public interest.

                  3.20     EMPLOYEES

     (a) Part 3.20 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee of the Seller, including each employee on leave of absence or layoff status: employee name; job title; current compensation paid or payable and any change in compensation since February 28, 1997; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Seller's fringe benefit plans.

     (b) To the Seller's Knowledge, except as set forth in Part 3.20 of the Disclosure Schedule, no Seller employee is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee in the Seller's Business, or (ii) the ability of the Buyer to conduct the Seller's Business.

     (c) Except as set forth in Part 3.20 of the Disclosure Schedule, all officers, management, employees, technical employees and all other employees of the Seller are under written obligation to the Seller to maintain in confidence all confidential information acquired by them in the course of their employment and to assign to the Seller all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter.

                  3.21     LABOR RELATIONS; COMPLIANCE

     Since February 28, 1997, the Seller has not been or is not a party to any collective bargaining or other labor Contract. Since February 28, 1997, there has not been, there is not presently pending or existing, and there is not to the Seller's Knowledge, Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Seller's Business relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Seller or its Business, or (c) any application for certification of a collective bargaining agent. To the Seller's Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Seller, and no such action is contemplated by the Seller. To the Seller's Knowledge, the Seller has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Seller is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

                  3.22     INTELLECTUAL PROPERTY

     (a) Intellectual Property Assets--For the purposes of this Agreement the term "Intellectual Property Assets" includes:

                                    (i)  the  name  "Ney  Ultrasonics"  and  all
                           fictional business names, trading names, registered and unregistered trademarks, service marks, and applications used in the Business and owned, used or licensed by Ney or the Seller and listed on Part 3.22(c) (collectively, "Marks");

                                    (ii) all copyrights in both published  works
                           and unpublished works used in the Business and owned, used or licensed by Ney or Seller and listed on Part 3.22(a) (collectively, "Copy rights");

                                    (iii) the computer  software and all related
                           software code documentation, and commentaries, owned or licensed by the Seller or Ney in the conduct of the Business and listed at Part 3.22(c) of the Disclosure Schedule (the "Software").

     (b) Agreements -- Part 3.22(b) of the Disclosure Schedule contains a complete and accurate list and summary description, including any royalties paid or received by the Seller, of all Contracts relating to the Intellectual Property Assets to which the Seller is a party or by which the Seller is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $2,000 under which the Seller is the licensee. There are no outstanding and, to the Seller's Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

      (c)      Trademarks.

                                    (i) Part 3.22(c) of the Disclosure  Schedule
                           contains a complete and accurate list and summary description of all Marks.

                                    (ii) Except as set forth on Part  3.22(c) of
                           the Disclosure Schedule, all Marks that have been registered with the applicable Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.

                                    (iii) Except as set forth on Part 3.22(c) of
                           the Disclosure Schedule, no Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Seller's Knowledge, no such action is Threatened with the respect to any of the Marks.

                                    (iv) Except as set forth on Part  3.22(c) of
                           the Disclosure Schedule, to the Seller's Knowledge, there is no potentially interfering trademark or trademark application of any third party.

      (d)      Non-Infringement.

                                    (i) Except as listed on Part  3.22(d) of the
                           Disclosure Schedule, no action is pending or, to the Seller's Knowledge Threatened with respect to the Seller's ownership of, or potential infringements of or any other claims as to the Intellectual Property Assets or current products of Seller. None of the Intellectual Property Assets including, the current products manufactured by the Seller infringe, violate or constitute a misappropriation (or to Seller's Knowledge in the past infringed, violated or constituted a misappropriation) of any intellectual property rights of any other person or entity. Neither Seller, Ney or Andersen has received any complaint, claim or notice alleging any such infringement, violation or misappropriation, and to the Seller's Knowledge, there is no threatened complaint, claim or notice.

                                    (ii)   Seller   has  taken  all   reasonable
                           measures to protect the proprietary nature and value of each of the Intellectual Property Assets. No other person or entity has any rights to any of the Intellectual Property Assets owned or used by Seller and to the Seller's Knowledge, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property Assets.

      (e)      Software.

                                    (i) The  Software of the Seller  included in
                           the Intellectual Property Assets as defined above performs materially in accordance with the documentation and other written descriptions used in connection with the Software and is free of material defects in programming and operation, is in machine-readable form, and contains all currently available computer programs, materials, tapes, know-how, object and source codes, other written materials, know-how and processes related to the Software. Seller has delivered to the Buyer complete and correct copies of all user and technical documentation currently available related to the Software.

     (f) Ownership of Intellectual Property Assets -- Except as contemplated by the Technology Agreements, Seller owns and has the right to use and on the Closing Date shall own and have the right to use and sell the products incorporating all of the Intellectual Property Assets used in the operation of the Seller's Business or necessary for the operation of the Seller's Business as presently conducted.

                  3.23     EMPLOYEE BENEFIT MATTERS

     (a) Part 3.23(a) of the Disclosure Schedule contains a list of each employee pension benefit plan (within the meaning of section 3(2) of ERISA) to which Seller contributes or is required to contribute on behalf of its employees. Also attached to the Disclosure Schedule with respect to each of such plans are the most recent summary plan descriptions.

           With respect to each of the plans listed  in the Disclosure Schedule:

                                    (i) A determination letter has been received
                           to the effect that any such qualified plan is qualified under Section 401 of the Code and the trusts maintained pursuant thereto are exempt from the Federal income taxation under Section 501 of the Code.

                                    (ii) No  reportable  event,  as such term is
                           defined in Section 4043(b) of ERISA, has occurred and is continuing with respect to any of such plans which are subject to Section 4043(b) of ERISA, other than those which might arise as a result of the transactions contemplated by this Agreement.

                                    (iii) Neither Seller nor any ERISA Affiliate
                           has incurred any outstanding liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums) and will not incur any liability to the Pension Benefit Guaranty Corporation as a result of the transactions contemplated by this Agreement which would have a Material Adverse Effect.

                                    (iv)  No  "prohibited  transaction"  as such
                           term is  defined  in  Section  4975 of the  Code  and
                           Section 406 of ERISA, has occurred with respect to such plans which could subject Buyer to a tax or penalty for such prohibited transactions imposed by either Section 502 of ERISA or Section 4975 of the Code.

                                    (v) With respect to any plan that is subject
                           to Title IV of ERISA, no such plan has an accumulated funding deficiency.

                                    (vi) Neither Seller nor any ERISA  Affiliate
                           has incurred any withdrawal liability with respect to any multi-employer plan under Section 4201 of ERISA nor has received any notification that any multi-employer plan is in reorganization or has terminated.

                                    (vii) All  employees  of Seller  who  accept
                           employment by Buyer will, as of the Closing Date, be fully vested in benefits accrued under any plan qualified under Section 401 of the Code and maintained by Seller or any ERISA Affiliate of Seller.

     (b) Seller shall comply with the health care continuation coverage requirements of Section 162(k) and 4980B of the Code and Sections 601 through 608 of ERISA, for all Employees of Seller who have a qualifying event as a result of this Agreement.

     (c) Entry into this Agreement and performing the obligations hereunder will not violate any law, regulation, or contract relating to any employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained by Seller or subject or expose Buyer to any excise tax or recapture of investment tax credit. Buyer will have no responsibility with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained by Seller or any ERISA Affiliate of the Seller.

                  3.24     CUSTOMERS

     Listed in Part 3.24 of the Disclosure Schedule are the names and addresses of the customers (by revenue) of the Seller for each of the last three (3) fiscal years and the eleven (11) months ended January 31, 1998, and the amount for which each such customer was invoiced during each such period. Except as disclosed in Part 3.24 of the Disclosure Schedule, the Seller has not received any notice or has any Knowledge that any customer of the Seller, as listed in
Part 3.24 of the Disclosure Schedule, for the year ended February 28, 1997 or the eleven (11) months ended January 31, 1998, has ceased, or will cease, to use the products, equipment, goods or services of the Seller, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

                  3.25     SUPPLIERS

     Listed in Part 3.25 of the Disclosure Schedule are the names and addresses of the suppliers of Seller for each of the last three (3) fiscal years and the eleven (11) months ended Januaryy31, 1998 and the amount of raw materials, suppliers, merchandise or other goods purchased by Seller. Except as disclosed in Part 3.25 of the Disclosure Schedule, the Seller has not received any notice and does not have any Knowledge that any significant supplier will not sell raw materials, supplies, merchandise or other goods to the Seller at any time after the Closing Date on terms and conditions substantially similar to those used in its current sales to the Seller. Except as disclosed in Part 3.25 of the Disclosure Schedule, each of the Seller's outstanding blanket orders for raw materials, supplies, merchandise and other goods can be terminated at any time by the Seller without incurring any penalty or payment.

                  3.26     DISCLOSURE

     (a) No representation or warranty of the Seller in this Agreement and no statement in the Disclosure Schedule omits to state a material fact required to be made in such representation or warranty or in the Disclosure Schedule and necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     (b) There is no fact known to the Seller that has specific application to the Seller's Business (other than general economic or industry conditions) and that could have a Material Adverse Effect on Seller or Seller's Business that has not been set forth in this Agreement or the Disclosure Schedule.

                  3.27     TRANSACTIONS WITH AFFILIATES

     Except as disclosed in Part 3.27 of the Disclosure Schedule, no stockholder, director, officer or employee of Seller, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has any ownership interest in any corporation or other entity, or any Related Person, that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any material contract, agreement or understanding, business arrangement or relationship with Seller.

                  3.28     BROKERS OR FINDERS

     The Seller and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         4.       REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants to Seller as follows:

                  4.1      ORGANIZATION AND GOOD STANDING

     Buyer is a corporation duly organized, validly existing, and in good standing under Delaware law, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use except where its failure to qualify would not have a Material Adverse Effect on Buyer. Buyer has delivered to the Seller copies of its Organizational Documents, as currently in effect.

                  4.2      AUTHORITY; NO CONFLICT

     (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the full corporate power and authority to execute and deliver this Agreement and the other documents contemplated to be executed and delivered at the Closing by Buyer and to perform its obligations under this Agreement and such other documents.

     (b) Except as set forth in Part 4.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will give any Person the right to prevent, delay, or otherwise interfere with any of the transactions contemplated hereby pursuant to:

                                    (i) any provision of  Buyer's Organizational
                              Documents;

                                    (ii) any resolution  adopted by the board of
                              directors of the Buyer;

                                    (iii)  any  Legal  Requirement  or  Order to
                              which Buyer may be subject; or

                                    (iv) any material contract to which Buyer is
                              a party or by which Buyer may be bound.

Except as set forth in Part 4.2 of the Disclosure Schedule, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby.

                  4.3      CERTAIN PROCEEDINGS

     There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby. To Buyer's Knowledge, no such Proceeding has been Threatened.

         5.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

                  Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

                  5.1      ACCURACY OF REPRESENTATIONS

     After giving effect to the matters set forth in the Disclosure Schedules, all of the representations and warranties of the Seller and Andersen in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects (other than representations and warranties having materiality qualifiers, which shall be accurate in all respects) as of the date of this
Agreement, and must be accurate in all material respects (other than representations and warranties having materiality qualifiers, which shall be accurate in all respects) as of the Closing Date as if made on the Closing Date, after giving effect to any supplement to the Disclosure Schedules.

                  5.2      SELLER'S PERFORMANCE

     (a) All of the covenants and obligations that the Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

     (b) Each document required to be delivered pursuant to Section 2.9 must have been delivered.

                  5.3      CONSENTS

      Except as set forth in Section 7.1(b),  each of the Consents identified in
Part 3.2 of the Disclosure Schedule, must have been obtained and must be in full force and effect.

                  5.4      ADDITIONAL DOCUMENTS

                           Each  of  the  following  documents  must  have  been
delivered to Buyer by the Seller:

      (a) an opinion of Edwards & Angell, dated the Closing Date, in the form of
Exhibit 5.4(a);

     (b) such other documents as Buyer may reasonably request for the purpose of
(i) enabling its counsel to provide the opinion  referred to in Section  6.4(a),
(ii) evidencing the accuracy of any of the Seller's representations and warranties, (iii)yevidencing the performance by the Seller of, or the compliance by the Seller with, any covenant or obligation required to be performed or complied with by the Seller, and (iv)yevidencing the satisfaction of any condition referred to in this Section 5;

     (c) a certified copy of the corporate proceedings required on the part of Seller to authorize and carry out this Agreement and to convey, assign, transfer and deliver the Assets to Buyer;

     (d) within fifteen (15) days after Closing Date, unless otherwise provided, an update of the following Disclosure Schedules with a true, correct and complete list and amount, as of February 28, 1998:

                                    (i)  the Fixed Assets;

                                    (ii) the Accounts  Receivable,  including an
                           Aging thereof;

                                    (iii) the  trade  accounts  payable  assumed
                           under this Agreement;

                                    (iv) the accrued expenses assumed under this
                           Agreement,   upon   delivery  of  Closing   Financial
                           Statements;

                                    (v)  all unfilled customers orders; and

                                    (vi) all  shipments  made  during the period
                           from August 1, 1997 through February 28, 1998; the nature of which information shall not be materially different from the information supplied by Seller as of the date hereof.

                  5.5      NO PROCEEDINGS

     Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may reasonably have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

                  5.6      NO CLAIM REGARDING ASSETS OR SALE PROCEEDS

     There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, the Assets, or (b) is entitled to all or any portion of the Purchase Price payable for the Assets.

                  5.7      NO PROHIBITION

     Neither the consummation nor the performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

                  5.8      OTHER AGREEMENTS

     (a) Seller shall have negotiated and delivered a New Lease acceptable to Buyer with respect to the property located at 1280 Blue Hills Avenue, Bloomfield, Connecticut 06002 (the "New Lease") that provides for the lease of the premises to Buyer and the termination of the existing lease on or before the Closing Date.

     (b) Buyer shall have negotiated employment agreements with key employees of the Seller which are set forth in Part 5.8(b) of the Disclosure Schedule.

         6.       CONDITIONS PRECEDENT TO THE SELLER'S  OBLIGATION TO CLOSE

     The Seller's obligation to sell the Assets and to take the other actions required to be taken by the Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Seller, in whole or in part):

                  6.1      ACCURACY OF REPRESENTATIONS

     All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects (other than representations and warranties having materiality qualifiers, which shall be accurate in all respects) as of the date of this Agreement and must be accurate in all material respects (other than representations and warranties having materiality qualifiers, which shall be accurate in all respects) as of the Closing Date as if made on the Closing Date, after giving effect to any supplement to the Disclosure Schedules.

                  6.2      BUYER'S PERFORMANCE

     (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

     (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.9 and must have paid the Purchase Price.

                  6.3      CONSENTS

     Each of the Consents identified in Part 4.2 of the Disclosure Schedule must have been obtained and must be in full force and effect.

                  6.4      ADDITIONAL DOCUMENTS

     Buyer must have caused the following documents to be delivered to Seller:

     (a) an opinion of Keating, Muething & Klekamp, dated the Closing Date, in the form of Exhibit 6.4(a); and

     (b) such other documents as the Seller may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
Section 5.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, or (iv) evidencing the satisfaction of any condition referred to in this Section 6.

                  6.5      NO INJUNCTION

     There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Assets by the Seller to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

7        ADDITIONAL AGREEMENTS

                  7.1      PRE-CLOSING CONDITIONS

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing, except as otherwise indicated.

     (a) Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement.

     (b) Seller will give any notices to third parties, and shall obtain any third party consents that are required or that the Buyer may reasonably request in connection with the matters referred to in this Agreement. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in this Agreement and the Disclosure Schedules. If any such consents or approvals relating to an Assumed Contract have not been obtained prior to the Closing Date and the assignment of any such Assumed Contract would constitute a breach thereof, then Seller shall hold such Assumed Contract and all benefits derived therefrom (economic or otherwise) in trust for the Buyer. Seller shall continue to use its best efforts to obtain any such consents or approvals relating to Assumed Contracts after the Closing Date. Until such consent or approval has been obtained, or if it cannot be obtained, Seller shall continue to maintain the existence of such Assumed Contract, as agent and trustee for Buyer, at Seller's expense (net of expenses Buyer would have incurred had the applicable Assumed Contract been assigned or transferred), and for the benefit of Buyer.

     (c) The Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

     (d) Except as set forth herein, the Seller will keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees.

     (e) The Seller will permit representatives of the Buyer to have full access, at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, personnel, books, records (including Tax records or the relevant portions thereof), contracts, and documents of or pertaining to the Seller.

     (f) The Seller will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in Section 3 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in this Agreement. No disclosures by any Party pursuant to this Section 7.1(f), however, shall be deemed to amend or supplement, the Disclosure Schedules or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (g) Prior to the Closing Date, Ney, Andersen and Seller will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the Assets, of the Seller (including any acquisition structured as a merger, consolidation, or share exchange) or
(ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

7.2               POST-CLOSING COVENANTS

     The Parties agree as follows with respect to the period following the Closing.

     (a) In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may request, all at the sole cost and expense of the requesting Party. The Seller acknowledges and agrees that from and after the Closing, the Buyer will be entitled to copies of all documents, books, records (including the relevant portions of Tax records), agreements, and financial data of any sort relating to the Seller's Business.

     (b) In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction or prior to the Closing Date involving the Seller, each of the other Parties will cooperate with it and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party.

     (c) Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of the Seller from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Seller prior to the Closing. The Seller will refer all customer inquiries relating to the business of the Seller to the Buyer from and after the Closing.

     (d) The Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information, except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 7.2(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that Seller shall use its order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

                           (e) With  respect to the  collection  of the Accounts
Receivable:

                                    (i) After the Closing Date,  Buyer shall use
                           reasonable efforts to attempt to collect all of the Accounts Receivable with reasonable diligence consistent with Buyer's general business practice for a period of ninety (90) days following the Closing Date (the "Collection Period"), but shall not be required to institute any legal proceedings or use a collection agency to enforce the collection of any such Accounts Receivable. Upon the expiration of the Collection Period, Buyer shall furnish Seller with a collection report setting forth the Accounts Receivables which remain uncollected. Within ten (10) days after receipt of such collection report, Seller shall pay to Buyer an amount equal to the Gross Accounts Receivable (as defined below) which have not been collected. Upon receipt of such payment, Buyer shall deliver to the Seller all right, title and interest in and any tangible evidence of the uncollected Accounts Receivable then in the possession of Buyer and Seller shall be entitled to use such customary and reasonable actions as it deems necessary or desirable in order to collect such unpaid accounts; provided that Seller shall consult with Buyer prior to taking any collection action which might reasonably be expected to jeopardize the Buyer's relationship with such customer. For purposes of this Section, Gross Accounts Receivable means, the gross Accounts Receivable as of the Closing Date less any reserve for Accounts Receivable shown on the Closing Financial Statements.

                                    (ii) The Seller will, if requested by Buyer,
                           cooperate with Buyer in collecting any Accounts Receivable. The Buyer will, if requested by Seller, cooperate with Seller in collecting any Accounts Receivable.

                                    (iii) The Seller hereby  authorizes Buyer to
                           open any and all mail addressed to Seller if received on or after the Closing Date and hereby grants to the Buyer a power of attorney to endorse and cash any checks or instruments made payable or endorsed to Seller or its order and received by Buyer.

                                    (iv) The Seller  agrees that it will forward
                           promptly to Buyer any monies, checks or instruments received by Seller after the Closing Date with respect to the Accounts Receivable.

                                    (v)  Any  sums  received  by  the  Buyer  in
                           respect of Accounts Receivable after payment for such receivable by the Seller shall be promptly transmitted by the Buyer to the Seller.

     (f) Buyer shall operate the Business in the Ordinary Course of Business consistent with Seller's past practices for the period from the date of this Agreement until the Closing Date.

     (g) Within thirty (30) days after the Closing Date, Seller shall remove all containerized Hazardous Waste (as that term is defined by the Environmental
Laws) generated by Seller prior to the Closing Date.

     (h) Within ten (10) days after the Closing Date, Seller and Buyer shall execute any and all documents required to comply with the Connecticut Property Transfer Law.

                  7.3      TAX MATTERS

     The following provisions shall govern the allocation of responsibility as between Buyer and Seller for certain tax matters following the Closing Date:

     (a) Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Seller agrees (A) to retain all books and records with respect to Tax matters pertinent to the Seller relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the transferring, destroying or discarding any such books and records and, if the other party so requests, the Seller shall allow the other party to take possession of such books and records.

     (b) Buyer and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

     (c) Buyer and Seller further agree, upon request, to provide the other party with all information that either party may be required to report.

     (d) All tax sharing agreements or similar agreements with respect to or involving the Seller shall not be assumed by Buyer after the Closing Date, the Buyer shall not be bound thereby or have any liability thereunder.

     (e) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Seller when due, and Seller will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

                  7.4      SEVERANCE MATTERS

     Seller shall pay all severance, termination and other payments (whether in the form of cash or otherwise) pursuant to any written or oral agreements of Seller or its Affiliates and expenses applicable to the employees of Seller, including, but not limited to, any other compensation payable to employees of Seller under applicable plant closing or similar laws with respect to employees of Seller who are not offered employment by the Buyer.

                  7.5      NONCOMPETITION BY SELLER AND STOCKHOLDERS

     (a) For a period of five years after the Closing (the "Restricted Period") neither the Seller, Andersen, Ney or any Affiliate thereof shall engage, directly or indirectly, in any business anywhere in the United States that develops, designs, manufactures, sells or markets products or services of the kind developed, designed, manufactured, sold and marketed by the Business or the Seller as of the Closing Date or, without the prior written consent of the Buyer, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person that competes with the Buyer, the Business or the Seller in developing, designing, manufacturing, selling or marketing products or services of the kind developed, designed, manufactured, sold or marketed by the Business or the Seller as of the Closing; provided, however, that, for the purposes of this section ownership of securities having no more than five percent (5%) of the outstanding voting power of any competitor which are listed on any national securities exchange or traded actively in the national over-the-counter market shall not be deemed to be in violation of this section so long as the Person owning such securities has no other connection or relationship with such competitor.

     (b) As a separate and independent covenant, the Seller agrees with the Buyer that, for a period of five years following the Closing, neither the Seller, Andersen, Ney or any Affiliate thereof shall, in any way, directly or indirectly, for the purpose of conducting or engaging in any business that develops, designs, manufactures, sells or markets products or services of the kind developed, designed, manufactured, sold or marketed by the Business or the Seller as of the Closing, call upon, solicit, advise or otherwise do, or attempt to do, business with any customers of the Business or the Seller in order to take away or interfere or attempt to interfere with any custom, trade, business or patronage of the Business or the Seller, or interfere with or attempt to interfere with any officers, employees, representatives or agents of the Business or the Seller, or induce or attempt to induce any of them to leave the employ of the Seller or violate the terms of their contracts, or any employment arrangements, with the Company.

     (c) The Restricted Period shall be extended by the length of any period during which the Seller is in breach of the terms of this Section 7.5.

         8.       TERMINATION

                  8.1      TERMINATION EVENTS

                           This  Agreement  may, by notice  given prior to or at
the Closing, be terminated:

     (a) by either Buyer or the Seller if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived or cured within 10 days after notice of such breach;

     (b) (i) by Buyer if any of the conditions in Section 5 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by the Seller, if any of the conditions in Section has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

      (c) by mutual consent of Buyer and the Seller; or

     (d) by either Buyer or the Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before March 4, 1998 or such later date as the parties may agree upon.

8.2               EFFECT OF TERMINATION

     Each party's right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 10.1 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

         9.       INDEMNIFICATION; REMEDIES

                  9.1      SURVIVAL

     All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule, the supplements to the Disclosure Schedule, the certificate delivered pursuant to Section 2.9(a)(iv) and Section 2.9(b)(ii) and any other certificate or document delivered pursuant to this Agreement will survive the Closing. However, the written waiver of any condition based on the accuracy of any representation or warranty in this Agreement, or on the performance of or compliance with any covenant or obligation in this Agreement, will eliminate the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants and obligations.

                  9.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY THE SELLER AND ANDERSEN

     The Seller and Andersen, jointly and severally, hereby indemnify and hold harmless Buyer and its Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

     (a) any Breach of any representation or warranty made by the Seller or Andersen in this Agreement or any other certificate or document delivered by the Seller or Andersen pursuant to this Agreement;

     (b) any Breach of any representation or warranty made by the Seller or Andersen in this Agreement as if such representation or warranty were made on and as of the Closing Date;

     (c) any Breach by the Seller or Andersen of any covenant or obligation in this Agreement;

     (d) any product shipped or manufactured by, or any services provided by, the Seller on or prior to the Closing Date, including, without limitation, any damages arising out of allegations of personal injury or property suffered by any third party, or activities or omissions of the Seller that occurred on or prior to the Closing Date;

     (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the Seller (or any Person acting on their behalf) in connection with any of the transactions contemplated hereby;

     (f) any Environmental, Health and Safety Liabilities that relate to the business or operation of the Seller, the Assets or the Facilities on or prior to the Closing Date, whether or not the facts underlying such Environmental, Health and Safety Liabilities are disclosed in the Disclosure Schedule, known or unknown to the Seller; or

     (g) any Tax liabilities or obligations of the Seller.

                  9.3      TIME LIMITATIONS

     If the Closing occurs, the Seller and Andersen will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 2.3(b), 3.6 (title only), 3.10, 3.12, 3.15 and 3.19, unless on or before the second anniversary of the Closing Date, Buyer notifies the Seller and Andersen of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer, a claim with respect to Section 3.6 (title only), 3.12 or 3.15, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time within the applicable statute of limitations; a claim with respect to Section 3.19, which must be made within the seventh anniversary date from the Closing Date; a claim with respect to Section
3.10 which must be made within ninety (90) days from the Closing Date; and a claim with respect to Section 2.3(b) which must be made within the time period provided by Seller's warranty with respect to such product.

                  9.4      LIMITATIONS ON AMOUNT -- SELLER

     The Seller and Andersen will have no liability (for indemnification or otherwise) with respect to the matters described in Section 9.2 until the total of all Damages actually paid or incurred by Buyer with respect to such matters (excluding, however, any individual matter in the amount of Five Hundred and 00/100 Dollars ($500.00) or less) exceeds Twenty Thousand and 00/100 Dollars ($20,000.00) and then for the full amount of such Damages (excluding, however, any individual matter in the amount of Five Hundred and 00/100 Dollars ($500.00) or less). However, this Section 9.4 will not apply to any intentional Breach by the Seller or Andersen of any covenant or obligation, and the Seller and Andersen will be liable for all Damages with respect to such Breaches in an amount not to exceed the Purchase Price, as adjusted, plus the total of all payments made under the Technology Assignment Agreement as of the date the claim is asserted nor shall this section apply to claims by Buyer with respect to Sections 2.3(b), 3.6 (title only), 3.9, 3.10, 3.12, 3.15 and 3.19 of this
Agreement for which Seller and Andersen shall be liable for the full amount of such Damages.

                  9.5      PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

     (a) Promptly after receipt by the Indemnified Persons under Section 9.2 of notice of the commencement of any Proceeding against it, such Indemnified Persons will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any Indemnified Persons, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

     (b) If any Proceeding referred to in Section 9.5(a) is brought against the Indemnified Persons and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the Indemnified Persons determine in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified Persons and, after notice from the indemnifying party to the Indemnified Persons of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the Indemnified Persons under this Section 9.5 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Persons in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding,
(i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the Indemnified Persons' consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Persons, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the Indemnified Persons will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten (10) days after the Indemnified Persons' notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Persons.

     (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Persons may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  9.6      PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

     A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the Seller and Andersen from whom indemnification is sought.
                  9.7      EXCLUSIVE REMEDIES

     Nothing in this Section 9.7 is intended to restrict any remedies which may be available to Buyer with respect to any breach of or other default under any separate agreement executed in connection with any matter described in this Agreement, including (without limitation) breaches of or defaults under the Technology Assignment Agreement.

                  9.8      RIGHT TO SET OFF; EFFECT OF INDEMNIFICATION PAYMENT

     In the event that amounts are owed for indemnification pursuant to Section 9 of this Agreement by the Seller and Andersen and such amounts remain unpaid at the date upon which the Buyer must pay consideration to the Seller pursuant to the Technology Assignment Agreement, the Buyer may set off such amounts against the payments owed to the Seller at such date.
         10.      GENERAL PROVISIONS

                  10.1     EXPENSES

     Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

                  10.2     PUBLIC ANNOUNCEMENTS

     Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued at such time as required by applicable law and as agreed upon by the parties hereto. The Seller and Buyer will consult with each other in good faith concerning the means by which the Seller's employees, customers, and suppliers and others having dealings with the Seller's Business will be informed of the transactions contemplated hereby, and Buyer and the Seller will have the right to be present for any such communication.

                  10.3     NOTICES

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

           The Seller:              Ney Ultrasonics Inc.
                                    1280 Blue Hills Avenue
                                    Bloomfield, Connecticut  06002
                                    Attention:  Mr. Francis E. Baker
                                    Facsimile No.:  860/242-8388

         with a copy to:            Bernard F. Travers III, Esq.
                                    Andersen Group, Inc.
                                    1280 Blue Hills Avenue
                                    Bloomfield, Connecticut  06002
                                    Facsimile No.:  860/242-8388

         with a copy to:            Edwards & Angell
                                    101 Federal Street
                                    Boston, Massachusetts  02110-1800
                                    Attention:  Robert W. Curry, Esq.
                                    Facsimile No.:  617/439-4170

         Buyer:                     CAE U.S. Inc.
                                    4933 Provident Drive
                                    Cincinnati, Ohio  45246
                                    Attention: John J. Hartig, Vice President
                                    Facsimile No.: 513/870-1778

         with a copy to:            CAE Blackstone
                                    9 North Main Street
                                    Jamestown, New York  14702
                                    Attention:  Geoff Bond
                                    Facsimile No.:  716/665-2480

         with a copy to:            Keating, Muething & Klekamp, P.L.L.
                                    1800 Provident Tower
                                    One East Fourth Street
                                    Cincinnati, Ohio  45202
                                    Attention: James M. Jansing, Esq.
                                    Facsimile No.:  513/579-6956

                  10.4     FURTHER ASSURANCES; RECORDS RETENTION

     The parties agree: (a) to furnish upon request to each other such further information; (b) to execute and deliver to each other such other documents; and
(c) to do such other acts and things, all as the other party or parties may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement. Buyer shall retain all files, books and other records relating to the operation of the Seller's Business after the Closing in a manner that is consistent with Buyer's general records retention policy (under which Buyer currently retains most records for seven (7) years) and shall, after the Closing, give the Seller and its respective representative(s) access thereto during regular business hours on reasonable prior notice.

                  10.5     WAIVER

     Except as otherwise provided in Section 9.2, the rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                  10.6     ENTIRE AGREEMENT AND MODIFICATION

     This Agreement supersedes all prior agreements, arrangements or understandings between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by all the parties hereto.

                  10.7     ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

     Neither Buyer nor the Seller may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

10.8              SEVERABILITY

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  10.9     SECTION HEADINGS, CONSTRUCTION

     The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                  10.10    TIME OF ESSENCE

     With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                  10.11    GOVERNING LAW

     This Agreement will be governed by and construed under the laws of Connecticut without regard to conflicts of laws principles.

                  10.12    COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


         [The Remainder of this Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                     BUYER:

                                  CAE U.S. INC.

                                       By: /s/ Paul G. Renaud
                                           -------------------

                                    Title: Vice President-Finance and Secretary

                                     SELLER:

                                                     NEY ULTRASONICS INC.


                                        By: /s/ Bernard F. Travers, III
                                            ---------------------------

                                     Title: Assistant Secretary

                                    ANDERSEN:

                                                     ANDERSEN GROUP, INC.


                                        By: /s/ Francis E. Baker
                                            ---------------------
                                     Title: Secretary

Solely  for   purposes  for Section of the Agreement.


                                      NEY:

                                                     THE J. M. NEY COMPANY


                                        By: /s/ Andrew M. O'Shea
                                            ---------------------

                                     Title: Chief Financial Officer

GLOSSARY

"Accounts Receivable" -- as defined in Section 2.1(a).

"Affiliate" -- with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

"Affiliated Group" -- means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) of which the Seller is or has been a member.

"Agreement" -- as defined in the first paragraph of this Agreement.

"Assets" -- as defined in Section 2.1 hereof.

"Assumed Contracts" -- as defined in Section 3.17(a).

"Assumed Liabilities" -- as defined in Section 2.2(a).

"Auditors" -- as defined in Section 2.11(a).

"August 1, 1997 Balance Sheet" -- means the balance sheet dated August 1, 1997 delivered by Seller to Buyer which reflects the financial condition of Seller at July 31, 1997.

"Breach" -- a "Breach" of a representation, warranty, covenant, obligation or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been: (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision; or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

"Business" -- as defined in the Recitals.

"Buyer" -- as defined in the first paragraph of this Agreement.

"Capital Employed" -- assets less current liabilities as reflected on the Balance Sheet of Seller at February 28, 1998 determined in accordance with Generally Accepted Accounting Principles consistently applied as presented on the August 1, 1997 Balance Sheet.

"Closing" -- as defined in Section 2.7.

"Closing Date" -- the date and time as of which the Closing actually takes place.

"Closing Financial Statements" -- the Balance Sheet and statement of Net Assets of the Seller as of February 28, 1998 and the Operating Income Statement of the Seller for the fiscal year ending February 28, 1998.
"Code" -- the Internal Revenue Code of 1986, as amended from time to time.

"Consent" -- any approval, consent, ratification, waiver or other authorization (including any Governmental Authorization).

"Contracts" -- all contracts, commitments or other arrangements to which the Seller is a party and related to the Seller's Business.

"Copyrights" -- as defined in Section 3.22(a)(ii).

"Damages" -- as defined in Section 9.2.

"Disclosure Schedule" -- the disclosure schedule delivered by the Seller to Buyer concurrently with the execution and delivery of this Agreement.

"Encumbrance" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

"Environment" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), ground waters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

"Environmental, Health, and Safety Liabilities" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                  (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, toxic exposure, and regulation of chemical substances or products);

                  (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, oversight, remedial or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                  (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                  (d) any other compliance, corrective, investigative or remedial measures required under Environmental Law or Occupational Safety and Health Law.

     "Environmental Laws" -- any Legal Requirement, now in effect, and any judicial or administrative interpretation thereof, including any judicial, administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, 4288 U.S.C. 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss.6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss.6901 et seq.; the Clean Water Act, 33 U.S.C. ss.ss.1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.ss.2601 et seq.; the Clean Air Act, 42 U.S.C. ss.ss.7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f et seq.; the Atomic Energy Act, 42 U.S.C. ss.ss.2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. ss.ss.136 et seq.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C. ss.ss.301 et seq.

"Environmental Permits" -- all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

"ERISA" -- the Employee Retirement Income Security Act of 1974, as amended from time to time.

"ERISA Affiliates" -- in relation to any Person, any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of Section 414 of the Code.

"Excluded Assets" -- as defined in Section 2.1(b).

"Excluded Liabilities" -- as defined in Section 2.2(d).

"Facilities" -- any real property, leaseholds, or other interests currently owned or operated by Seller in the conduct of the Seller's Business and any buildings, plants, structures, or equipment (including motor vehicles) currently owned or operated by Seller in the conduct of the Seller's Business.

"Financial Statements" -- as defined in Section 3.4.

"Governmental Authorization" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement, other than Environmental Permits.

"Governmental Body" -- any:

     (a)  nation,  state,  county,  city,  town,  village,   district  or  other
jurisdiction of any nature;

     (b) federal, state, local, municipal, foreign or other government;

     (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal);

     (d)      multi-national organization or body; or

     (e)  body  exercising,   or  entitled  to  exercise,   any  administrative,
executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

"Hazardous  Materials"  -- (a)  petroleum  or  petroleum  products,  radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls, and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance exposure to which is regulated by any Governmental Authority.

"Indemnified Persons"  -- as defined in Section 9.2.

"Intellectual Property Assets" -- as defined in Section 3.22.

"Knowledge" or "Seller's Knowledge" -- Seller will be deemed to have "Knowledge" of a particular fact or other matter if an individual set forth on Schedule I attached hereto, which lists certain employees of Seller, Ney and Andersen, is actually aware of such fact or other matter or would reasonably be expected to discover or otherwise become aware of such fact or other matter in the ordinary course of conducting his or her duties in the absence of gross negligence.

"Leases" -- as defined in Section 3.7(b)(i).

"Legal  Requirement"  --  any  federal,   state,  local,   municipal,   foreign,
international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

"Liability" -- any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Legal Requirement (including, without limitation, any Environmental Laws) Governmental Body and those arising under any contract, agreement, arrangement, commitment or undertaking.

"Loaded Labor Cost" -- means Buyer's direct labor cost, plus 35% of such direct labor cost to cover all benefit costs with respect to the employees of Buyer.

"March 1997 Forecast" -- means the financial forecast dated March 1997 delivered by Seller to Buyer.

"Marks" -- as defined in Section 3.22(a)(i).
"Material Adverse Change" or "Material Adverse Effect" -- means any event or change which either individually or in combination with other events or changes had or is likely to have a material adverse effect on the assets, business, prospects, financial condition, or results of operations of the Person.

"Net Assets" -- assets less current liabilities of Seller as reflected on the Seller's Balance Sheets determined in accordance with Generally Accepted Accounting Principles consistently applied.

"New Lease" -- as defined in Section 5.8(a).

"Ney" -- means The J.M. Ney Company, a Delaware corporation.

"Occupational Safety and Health Law" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

"Operating Income" -- revenue less the cost of goods sold and related operating expenses incurred in the ordinary course of business and before income tax deductions determined in accordance with Generally Accepted Accounting Principles consistently applied and consistent with the Operating Income Statements of Seller as of July 31, 1997 dated Augusty1, 1997.

"Order" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

         (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

         (b) such action is not required to be specifically authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

         (c) such action is similar in nature and magnitude to actions customarily taken, without any specific authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Organizational Documents" -- (a) the Certificate of Incorporation and By-laws of a corporation; and (b) any amendment to any of the foregoing.

"Percentage-of-Completion Method of Accounting" -- the method of accounting relating to percentage of completion determined in accordance with Generally Accepted Accounting Principles.

"Permitted Encumbrances" -- means liens for Taxes not yet due and payable.

"Person" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"Proceeding" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Purchase Price" -- as defined in Section 2.5.

"Real Property" -- as defined in Section 3.7(a).

"Related Person" -- with respect to a particular individual:

         (a)      each other member of such individual's family;

         (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's family;

         (c) any Person in which such individual or members of such individual's family hold (individually or in the aggregate) a material interest; and

         (d) any Person with respect to which such individual or one or more members of such individual's family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

         (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

         (b)      any  Person  that holds a  material interest in such specified
                  Person;

         (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

         (d) any Person in which such specified Person holds a material interest;

         (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

         (f) any Related Person of any individual described in clause (b) or (c).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "material interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

"Release"  --  any   disposal,   abandonment,   spilling,   leaking,   emitting,
discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

"Representative" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"Seller" -- as defined in the first paragraph of this Agreement.

"Software" -- as defined in Section 3.22(a)(iii).

"Subsidiary" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Seller.

"Tax Returns" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax. "Taxes" --means any (A) federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, whether disputed or not, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; (B) liability of Seller or Ney for the payment of any amounts of the type described in clause (A) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto or as a party to any Tax allocation or Tax sharing agreement or any other contractual obligation to indemnify any other person with respect to Taxes); and
(C) liability of Seller or Ney for the payment of any amounts of the type described in clause (A) as a transferee or successor, by contract (including as result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other person), or otherwise.

"Technology Agreements" -- means the (i) Microsonic License Agreement dated September 1, 1996 between Electronic Power Components, Inc., William L. Puskas and The J.M. Ney Company, (ii) Ultrasonic License Agreement dated March 1, 1993, as amended, between Electronic Power Components, Inc., William L. Puskas and The J.M. Ney Company, and (iii) the Commercial Ultrasonic Cleaners Agreement dated June 1, 1996.

"Threat of Release" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

"Threatened" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

"Warranty Provision" -- as defined in Section 2.3.